Exhibit (h)(39)
SCHEDULE A – SERVICES AGREEMENT
List of Portfolios
As of May 1, 2005
Blue Chip Portfolio
Aggressive Growth Portfolio
Financial Services Portfolio
Diversified Research Portfolio
Equity Portfolio
American Funds Growth-Income Portfolio
American Funds Growth Portfolio
Technology Portfolio
Short Duration Bond Portfolio
Concentrated Growth Portfolio (formerly I-Net Tollkeeper)
Focused 30 Portfolio
Growth LT Portfolio
Health Sciences Portfolio
Mid-Cap Value Portfolio
International Value Portfolio
Capital Opportunities Portfolio
International Large-Cap Portfolio
Equity Index Portfolio
Small-Cap Index Portfolio
Fasciano Small Equity Portfolio (formerly Aggressive Equity)
Small-Cap Value Portfolio
Multi-Strategy Portfolio
Main Street Core Portfolio
Emerging Markets Portfolio
Inflation Managed Portfolio
Managed Bond Portfolio
Money Market Portfolio
High Yield Bond Portfolio
Equity Income Portfolio
Large-Cap Value Portfolio
Comstock Portfolio
Real Estate Portfolio
Mid-Cap Growth Portfolio
VN Small-Cap Value Portfolio

Pacific Select Fund	State Street Bank and Trust Company

/s/ Thomas C. Sutton	/s/ Robert G. Triano
Name: Thomas C. Sutton	Name: Robert G. Triano
Title: Chairman of the Board and Trustee	Title: Vice President
Date:	Date: April 20, 2005

Pacific Life

/s/ Thomas C. Sutton
Name: Thomas C. Sutton
Title: Chairman of the Board and Trustee
Date:

/s/ Audrey L. Milfs
Name: Audrey L. Milfs
Title: Secretary
Date: